QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

May 11, 2018

Epsilon Energy Ltd.
16701 Greenspoint Park Drive, Suite 195
Houston, Texas 77060

Ladies and Gentlemen:

        We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion or incorporation by reference of information taken from our report of third party dated May 2, 2018 with respect to the estimated proved reserves of Epsilon Energy Ltd. as of December 31, 2017, in the form and context in which they appear in or are incorporated into the Registration Statement on Form S-4 of Epsilon Energy Ltd. (the "Registration Statement") and the related prospectus that is a part thereof. We further consent to the reference to this firm under the heading "EXPERTS" in the Registration Statement and related prospectus.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

QuickLinks

  Exhibit 23.2